Exhibit 4.1

[Form of Certificate for Common Shares]

Common Shares

CUSIP G60642 10 8

See Reverse for Certain Definitions

THIS CERTIFICATE IS TRANSFERABLE IN

CANTON, MA OR JERSEY CITY, NJ

MF Global Ltd.

Incorporated Under the Laws of Bermuda

Fully paid and non-assessable common shares of the par value of $1.00 each of the share capital of

MF Global Ltd., (hereinafter called the “Company”), subject to the memorandum of association and the bye-laws of the Company and transferable in accordance therewith. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness, the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated

COUNTERSIGNED AND REGISTERED: COMPUTERSHARE TRUST COMPANY, N.A. BY:	TRANSFER AGENT AND REGISTRAR
	AUTHORIZED OFFICER	CORPORATE SECRETARY	CHIEF EXECUTIVE OFFICER AND DIRECTOR

MF Global Ltd.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	– as tenants in common	UNIF GIFT MIN ACT-	Custodian
TEN ENT JT TEN	– as tenants by the entireties – as joint tenants with right of survivorship and not as tenants in common		(Cust) (Minor)
Under Uniform Gifts to Minors
Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received,                      hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

        IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares represented by the within Certificate, and such shares are subject to the memorandum of association and the bye-laws of the Company and are transferable in accordance therewith.

Dated

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION BANKS, STOCK-BROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

AMERICAN BANK NOTE COMPANY 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003	PRODUCTION COORDINATOR: MIKE PETERS 931-490-1714 PROOF OF: JUNE 15, 2007 MF GLOBAL LIMITED TSB 27321 BK
SALES: R. JOHNS 516-731-2885	OPERATOR: AP/RM
7 / LIVE JOBS / M / MF Global 27321 BK	Rev. 1

[Form of Legend to Be Included on Share Certificates]

Until the Distribution Time (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement, dated as of July 9, 2007 (as such may be amended from time to time, the “Rights Agreement”), between MF Global Ltd. (the “Company”) and Computershare Trust Company, N.A., as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may become exercisable for securities or assets of the Company or securities of another entity, may be exchanged for Common Shares or other securities or assets of the Company, may expire, may become void (if they are “Beneficially Owned” by an “Acquiring Person” or an Affiliate or Associate thereof, as such terms are defined in the Rights Agreement, or by any transferee of any of the foregoing) or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Company will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of Common Shares represented by this certificate without charge promptly after the receipt of a written request therefor.